UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) August 3, 2026

STEEL DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-21719	35-1929476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7575 West Jefferson Blvd, Fort Wayne, Indiana 46804

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 260-969-3500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock voting, $0.0025 par value	STLD	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 3, 2026, Mark D. Millett, Steel Dynamics, Inc.’s (the “Company”) Chairman and Chief Executive Officer gave notice to the Company’s Board of Directors (the “Board”) of his intention to retire as Chief Executive Officer of the Company effective January 1, 2027. The Board has appointed Mr. Millett as the Company’s Executive Chairman concurrently with his retirement as Chief Executive Officer.

The Board made the following additional appointments effective January 1, 2027: (i) Theresa E. Wagler, the Company’s Executive Vice President and Chief Financial Officer, will become the Company’s President and Chief Executive Officer and (ii) Richard A. Poinsatte, the Company’s Executive Vice President and Treasurer, will become the Company’s Executive Vice President and Chief Financial Officer. Effective immediately, the Board appointed Ms. Wagler as a member of the Board and increased the size of the Board from seven to eight members.

The Board made the following appointments effective September 1, 2026: (i) Barry Schneider, the Company’s President and Chief Operating Officer, will become the Company’s Executive Vice President and Chief Technology Officer, (ii) Miguel Alvarez, the Company’s Senior Vice President Aluminum Group, will become the Company’s Executive Vice President and Chief Operating Officer Aluminum Flat Rolled Products and Metals Recycling Operations, (iii) James Anderson, the Company’s Senior Vice President Long Products Steel Group, will become the Company’s Executive Vice President and Chief Operating Officer Construction Products Operations, and (iv) Christopher Graham, the Company’s Senior Vice President Flot Roll Steel Group, will become the Company’s Executive Vice President and Chief Operating Officer Flat Rolled Steel Operations.

The information required by Items 401(b), 401(d), 401(e) and 404(a) of Regulation S-K for the foregoing individuals is included on pages 6 and 7 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission on February 27, 2026, and on page 28 of the Company’s Definitive Proxy Statement related to the Company’s 2026 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on March 27, 2026, and such portions of such reports are incorporated herein by reference.

Any material changes to Mr. Millett’s, Ms. Wagler’s, or Mr. Poinsatte’s compensation will be determined by the Compensation Committee of the Board, and the Company will amend this Current Report on Form 8-K as required.

Item 7.01. Regulation FD Disclosure.

On August 4, 2026, the Company issued a press release titled “Theresa E. Wagler to become Steel Dynamics’ President and Chief Executive Officer; Mark D. Millett to become Steel Dynamics’ Executive Chairman.”  A copy of that press release is attached hereto as Exhibit 99.1.

The information contained in Exhibit 99.1 is furnished under this Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing thereunder or under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in any such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is furnished with this report:

Exhibit Number	Description

99.1	A press release dated August 4, 2026, titled “Theresa E. Wagler to become Steel Dynamics’ President and Chief Executive Officer; Mark D. Millett to become Steel Dynamics’ Executive Chairman.”

104	Cover Page Interactive Data File – the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

STEEL DYNAMICS, INC.

/s/ Theresa E. Wagler
Date: August 4, 2026	By:	Theresa E. Wagler
	Title:	Executive Vice President and Chief Financial Officer